Exhibit 99.1

Five Oaks Investment Corp. Reports Second Quarter 2015 Financial Results

Continued Transition To Loan-Focused Operating Company Model

NEW YORK, Aug. 10, 2015 /PRNewswire/ -- Five Oaks Investment Corp. (NYSE: OAKS) ("Five Oaks" or "the Company") today announced its financial results for the second quarter ended June 30, 2015. For the second quarter, the Company reported GAAP net income of $3.2 million, or $0.21 per basic and diluted share, a comprehensive loss of $5.3 million, or $0.36 per basic and diluted share, and core earnings* of $4.4 million, or $0.30 per basic and diluted share. The Company also reported a net book value of $10.71 per share on a basic and diluted basis at June 30, 2015.

Second Quarter and Subsequent Events Summary

  Five Oaks reported a negative economic return** on its common stock of 4.8%, or 19.4% annualized, comprised of $0.38 dividend per common share which was more than offset by a $0.94 decrease in net book value per share.
  On April 30, 2015, Five Oaks completed its third prime jumbo securitization in the amount of $267.2 million, and the first off the Company's proprietary program – Oaks Mortgage Trust.
  The Company further reduced its fixed-rate Agency RMBS to 2% of the portfolio as of June 30, 2015, selectively sold legacy Non-Agency RMBS, and boosted liquidity.
  The Company's wholly owned subsidiary Five Oaks Insurance LLC, a member of the Federal Home Loan Bank of Indianapolis, or FHLBI, has reached late stage discussions to fund prime jumbo residential mortgage loans with FHLB advances.

* Core Earnings is a non-GAAP measure that we define as GAAP net income, excluding impairment losses, realized and unrealized gains or losses on the aggregate portfolio and certain non-recurring upfront costs related to securitization transactions. As defined, Core Earnings includes interest income or expense and premium income or loss on derivative instruments.

** Economic return is a non-GAAP measure that we define as the sum of the change in net asset value per common share and dividends declared on our common stock during the period over the beginning net asset value per common share.

Management Observations

David Carroll, Five Oaks' Chairman and CEO commented: "The second quarter was another challenging one in which to be operating a mortgage REIT, and Five Oaks was no exception. Interest rate and credit markets once again exhibited significant volatility; having started the year at 1.94%, the ten-year Treasury rate rose as high as 2.50% in June before ending the quarter at 2.35%. In addition, particularly as a result of events in Greece and China, mortgage and credit spreads exhibited weakness towards the end of the period. The decline in our book value per share is reflective of this market backdrop, and in order to reduce further our sensitivity to rate and spread volatility, both during and since the end of the quarter we have sold down certain of our positions, increased cash reserves and boosted our hedging activity. When we made the decision during the second quarter to reduce our monthly dividend from $0.125 per month to $0.10 per month, we did so on the basis that we believed a lower but more sustainable yield would ultimately be viewed by investors as more valuable than a model focused on the pursuit of higher but less sustainable dividend yields. While the process of adjusting our portfolio to align with this approach was certainly more challenging during the second quarter than we would have wished, we continue to believe it represents an appropriate longer-term strategy.

As previously reported, we completed the inaugural issuance from our own proprietary jumbo securitization program – the $267.2mm Oaks Mortgage Trust 2015-1. Closing in April, the transaction created an investment package of B-notes and interest only securities for our REIT investment portfolio, and we retained all of the excess servicing rights in our taxable REIT subsidiary. We are now working on a potential third quarter securitization transaction. Importantly, we also expect to be approved during the third quarter for FHLB advances to finance prime jumbo mortgage loans. I believe these key events to be further confirmation of our transition to an operating company focused on new issue mortgage credit opportunities".

Capital Allocation

The following table summarizes certain characteristics of the Company's investment portfolio and the related allocation of its equity capital on a non-GAAP combined basis as of June 30, 2015:

For the period ended June 30, 2015	Agency MBS	Multi-Family MBS (1)(2)	Non-Agency RMBS (1)(2)	Residential Loans	Unrestricted Cash (3)	Total
Amortized Cost	229,145,471	195,827,204	259,028,212	51,371,577	30,060,854	765,433,318
Market Value	233,065,158	200,273,986	256,575,549	53,934,725	30,060,854	773,910,272
Repurchase Agreements	(221,766,000)	(129,488,000)	(200,524,000)	(42,663,099)	-	(594,441,099)
Hedges	(2,684,584)	-	-	-	-	(2,684,584)
Other (4)	3,897,117	220,492	541,209	201,242	(985,212)	3,874,848
Restricted Cash	8,143,386	1,257,287	4,784,784	-	-	14,185,457
Equity Allocated	20,655,077	72,263,765	61,377,542	11,472,868	29,075,642	194,844,894

Debt/Net Equity (5)	10.74	1.79	3.27	3.72	-	3.05

For the Quarter Ended June 30, 2015	Agency MBS	Multi-Family MBS	Non-Agency RMBS	Residential Loans	Unrestricted Cash	Total
Yield on Earning Assets (6)	2.76%	7.39%	4.95%	4.10%	-	4.54%
Less Cost of Funds	1.30%	1.19%	1.26%	2.67%	-	1.38%
Net Interest Margin (7)	1.46%	6.20%	3.69%	1.43%	-	3.16%

(1) Information with respect to Non-Agency RMBS and Multi-Family MBS, and the resulting total is presented on a non-GAAP basis. On a GAAP basis, which excludes the impact of consolidation of the FREMF 2011-K13, FREMF 2012-KF01, JPMMT 2014-OAK4 and CSMC 2014-OAK1 Trusts, the fair value of our investments in Non-Agency RMBS is $142,019,587, and the fair value of our investments in Multi-Family MBS is $116,499,851.

(2) Includes the fair value of our net investments in the FREMF 2011-K13, FREMF 2012-KF01, JPMMT 2014-OAK4, and CSMC 2014-OAK1 Trusts.
(3) Includes cash and cash equivalents.
(4) Includes interest receivable, goodwill, prepaid and other assets, interest payable, dividend payable and accrued expenses and other liabilities.
(5) Ratio is a reflection of the average haircuts for each asset categories. It does not reflect or include the unrestricted cash that the Company set aside for these asset categories.
(6) Information is presented on a non-GAAP basis. On a GAAP basis, the total yield on average interest earning assets is 4.41%.
(7) Net Interest Margin is the difference between our Yield on Earning Assets and our Cost of Funds.

Comparative Expenses

The following table provides a detailed breakdown of the composition of the Company's expenses on a non-GAAP basis for the quarter ended June 30, 2015:

Expenses	For the quarter ended June 30, 2015	For the quarter ended March 31, 2015

Management Fees	$ 698,629	$ 717,775
G&A Expenses (1)	$ 668,265	$ 574,336
Operating Expenses Reimbursable to Manager	$ 1,055,075	$ 1,051,567
Other Operating Expenses	$ 586,298	$ 619,243
Compensation Expense	$ 62,348	$ 60,647
Total Expenses	$ 3,070,615	$ 3,023,568

Period-End Capital	$ 194,844,895	$ 208,612,278

Management Fees	$ 698,629	$ 717,775
G&A, Other Operating Expenses and Reimbursable	$ 1,897,589	$ 1,697,126
Compensation Expenses	$ 62,348	$ 60,647
Expenses related to Prime Jumbo Loans	$ 412,049	$ 548,020

Management Fees as % of Capital	1.43%	1.38%
G&A, Other, Reimbursable and Compensation as % of Capital	4.02%	3.37%
Expenses related to Prime Jumbo Loans as % of Capital	0.85%	1.05%

(1) Excludes $1,049,096 and $1,109,540 in expense attributable to the consolidated trusts for the quarters ended June 30, 2015 and March 31, 2015.

The increase in G&A, Other Operating, Reimbursable and Compensation Expenses as a percentage of Capital over the past quarter is a function of an increase in headcount and infrastructure expenses.

The decrease in expenses related to the Prime Jumbo loan business is due to the lower average balance of loans in the second quarter of 2015 relative to the first quarter.

Operating Performance

The following table summarizes the Company's GAAP and non-GAAP earnings measurements for the quarter ended June 30, 2015.

	Three months Ended June 30, 2015			Three months Ended March 31, 2015

Earnings	Earnings	Per diluted weighted share	Annualized return on average equity	Earnings	Per diluted weighted share	Annualized return on average equity
Core Earnings *	$ 4,432,716	$ 0.30	9.47%	$ 4,774,967	$ 0.32	10.2%
GAAP Net Income (Loss)	$ 3,162,595	$ 0.21	6.76%	$ (6,010,836)	$ (0.41)	(12.85)%
Comprehensive Income (Loss)	$ (5,255,546)	$ (0.36)	(10.90)%	$ 5,871,123	$ 0.40	12.55%

Weighted Ave Shares Outstanding		14,721,492			14,718,750
Weighted Average Equity		$ 189,674,397			$ 189,764,581

Stockholders' Equity and Book Value Per Share

As of June 30, 2015, the Company's stockholders' equity was $194.8 million and its book value per common share was $10.71 on a basic and fully diluted basis.

Dividends

The Company declared a dividend of $0.10 per share of common stock for the months of July, August and September 2015. Based on the closing price of $8.35 as at June 30, 2015, this equates to an annualized dividend yield of 14.4%.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the U.S. securities laws that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of the Company's business, financial condition, liquidity, results of operations, plans and objectives. You can identify forward-looking statements by use of words such as "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions or other comparable terms, or by discussions of strategy, plans or intentions. Statements regarding the following subjects, among others, may be forward-looking: the return on equity; the yield on investments; the ability to borrow to finance assets; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. Forward-looking statements are based on the Company's beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. Additional information concerning these and other risk factors are contained in the Company's most recent filings with the Securities and Exchange Commission, which are available on the Securities and Exchange Commission's website at www.sec.gov

All subsequent written and oral forward-looking statements that the Company makes, or that are attributable to the Company, are expressly qualified in their entirety by this cautionary notice. Any forward-looking statement speaks only as of the date on which it is made. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

For financial statement reporting purposes, prior to January 1, 2015, GAAP required us to account for certain of our Non-Agency RMBS and Multi-Family MBS and the associated repurchase agreement financing as Linked Transactions. However, in managing and evaluating the composition and performance of our MBS portfolio, we did not view the purchase of our Non-Agency RMBS or Multi-Family MBS and the associated repurchase agreement financing as transactions that were linked, GAAP also requires us to consolidate the assets and liabilities of the FREMF 2011-K13 Trust; FREMF 2012-KF01; JPMMT 2014-OAK4 and CSMC 2014-OAK1.However, our maximum exposure to loss from consolidation of the consolidated trusts is limited to the fair value of our net investment therein. We therefore have also presented certain information as of December 31, 2014 that includes Multi-Family MBS and Non-Agency RMBS underlying both Linked Transactions and our net investments in the consolidated trusts, and as of June 30, 2015 that includes our net investments in the consolidated trusts. This information as well as core earnings, economic return and comparative expenses constitute non-GAAP financial measures within the meaning of Regulation G, as promulgated by the SEC. While we believe the non-GAAP information included in this press release provides supplemental information to assist investors in analyzing that portion of our portfolio composed of Non-Agency RMBS and Multi-Family MBS, and to assist investors in comparing our results with other peer issuers, these measures are not in accordance with GAAP, and they should not be considered a substitute for, or superior to, our financial information calculated in accordance with GAAP. Our GAAP financial results and the reconciliations from these results should be carefully evaluated.

Reconciliation of GAAP to Core Earnings

GAAP to Core Earnings Reconciliation	Three months Ended
June 30, 2015
Reconciliation of GAAP to non-GAAP Information
Net Income (loss) attributable to common shareholders	$ 3,162,595
Adjustments for non-core earnings
Realized (Gain) Loss on sale of investments, net	$ (524,156)
Realized (Gain) Loss on derivative contracts, net	$ 1,217,392
Unrealized (Gain) Loss on derivative contracts, net	$ (902,032)
Realized (Gain) Loss on mortgage loans held-for-sale	$ (759,059)
Unrealized (Gain) Loss on mortgage loans held-for-sale	$ 594,542
Unrealized (Gain) Loss on mortgage servicing rights	$ 268,311
Unrealized (Gain) Loss on multi-family loans held in securitization trusts	$ (1,803,472)
Unrealized (Gain) Loss on residential loans held in securitization trusts	$ 2,975,798
Other income	$ (26,611)
Subtotal	$ 1,040,713

Other-than-temporary impairments:
Increase (decrease) in credit reserves	$ (567,205)
Net other-than-temporary impairments	$ (567,205)
Other Adjustments
Recognized compensation expense related to restricted common stock	$ 19,431
Net swap interest expense	$ (719,442)
Adjustment for consolidated securities/securitization costs	$ 1,496,624

Core Earnings	$ 4,432,716

Weighted average shares outstanding - Basic and Diluted	14,721,492

Core Earnings per weighted share outstanding - Basic and Diluted	$ 0.30

Consolidated Securitization Trusts

As of June 30, 2015, we have determined that we were the primary beneficiary of two Multi-Family MBS securitization trusts, the FREMF 2011-K13 Trust, and the FREMF 2012-KF01 Trust. As a result, we are required to consolidate the trusts' underlying multi-family loans together with their liabilities, income and expenses in our consolidated financial statements. We have elected the fair value option on the assets and liabilities held within the trusts, which requires that changes in valuation in the assets and liabilities of these trusts be reflected in our consolidated statements of operations.

A reconciliation of our net capital investment in multi-family investments to our financial statements as of June 30, 2015 is set forth below:

Multi-Family Loans held in securitization trusts, at fair value	$ 1,625,701,369
Multi-Family Securitized Debt Obligations (non-recourse)	$ (1,541,927,234)
Net Carrying Value	$ 83,774,135
Multi-Family MBS (1)	$ 34,512,897
Multi-Family MBS PO	$ 81,986,954
Cash and Other	$ 1,477,779
Repurchase Agreements	$ (129,488,000)
Net Capital in Multi-Family	$ 72,263,765

(1) Excludes $24,960,313 in Multi-Family MBS that is consolidated

As of June 30, 2015, we have determined that we were the primary beneficiary of two prime jumbo residential mortgage securitization trusts, JPMMT 2014-OAK4 and CSMC 2014-OAK1. As a result, we are required to consolidate the trusts' underlying prime jumbo residential loans together with their liabilities, income and expenses in our consolidated financial statements. We have elected the fair value option on the assets and liabilities held within the trusts, which requires that changes in valuation in the assets and liabilities of the trusts be reflected in our consolidated statements of operations.

A reconciliation of our net capital investment in Non-Agency RMBS to our financial statements as of June 30, 2015 is set forth below:

Residential Loans held in securitization trusts, at fair value (1)	$ 471,707,227
Residential Securitized Debt Obligations (non-recourse)	$ (357,151,265)
Net Carrying Value	$ 114,555,962
Non-Agency RMBS	$ 142,019,586
Cash and Other	$ 5,325,993
Repurchase Agreements	$ (200,524,000)
Net Capital in Non-Agency	$ 61,377,541

(1) Excludes $2,498,652 in Mortgage Servicing Rights

Five Oaks Investment Corp.

Five Oaks Investment Corp. is a real estate investment trust ("REIT") focused with its subsidiaries on investing on a leveraged basis in mortgage and other real estate-related assets, particularly residential mortgage loans, mortgage servicing rights, and mortgage-backed securities ("MBS"), including residential mortgage-backed securities ("RMBS") and multi-family mortgage-backed securities ("Multi-Family MBS"). The Company continues to implement a strategy of transitioning to an operating company focused on credit while maintaining a relative value investment approach across the whole residential mortgage market. The Company's objective is to deliver attractive cash flow returns over time to its investors, and to generate income through its mortgage loan acquisition and securitization business.

Five Oaks Investment Corp. is externally managed and advised by Oak Circle Capital Partners LLC.

Additional Information and Where to Find It

Investors, security holders and other interested persons may find additional information regarding the Company at the SEC's Internet site at http://www.sec.gov/ or the Company website www.fiveoaksinvestment.com or by directing requests to: Five Oaks Investment Corp., 540 Madison Avenue, 19th Floor, New York, NY 10022, Attention: Investor Relations.

FIVE OAKS INVESTMENT CORP. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations

	Three	Three
	Months Ended	Months Ended
	June 30, 2015	June 30, 2014
	(unaudited)	(unaudited)
Revenues:
Interest income:
Available-for-sale securities	$6,753,580	$4,487,279
Mortgage loans held-for-sale	642,104	4,381
Multi-family loans held in securitization trusts	17,249,728	-
Residential loans held in securitization trusts	5,039,380	-
Cash and cash equivalents	4,236	7,006
Interest expense:
Repurchase agreements - available-for-sale securities	(1,789,532)	(602,038)
Repurchase agreements - mortgage loans held-for-sale	(392,394)	(5,766)
Multi-family securitized debt obligations	(15,778,322)	-
Residential securitized debt obligations	(3,102,240)	-

Net interest income	8,626,540	3,890,862

Other-than-temporary impairments
Increase in credit reserves	567,205	-
Additional other-than-temporary credit impairment losses	-	-

Total impairment losses recognized in earnings	567,205	-

Other income:
Realized gain (loss) on sale of investments, net	524,156	750,778
Unrealized gain (loss) and net interest income from Linked Transactions	-	8,812,538
Realized gain (loss) on derivative contracts, net	(1,217,392)	(849,826)
Unrealized gain (loss) on derivative contracts, net	902,032	(5,968,542)
Realized loss on mortgage loans held-for-sale	759,059	93,242
Unrealized gain on mortgage loans held-for-sale	(594,542)	-
Unrealized gain on mortgage service rights	(268,311)	-
Unrealized gain/(loss) on multi-family loans held in securitization trusts	1,803,472	-
Unrealized gain/(loss) on residential loans held in securitization trusts	(2,975,798)	-
Other income	26,611	-

Total other income (loss)	(1,040,713)	2,838,190

Expenses:
Management fee	698,629	622,843
General and administrative expenses	1,717,361	380,711
Operating expenses reimbursable to Manager	1,055,075	870,817
Other operating expenses	586,298	375,667
Compensation expense	62,348	54,405

Total expenses	4,119,711	2,304,443

Net income (loss)	$4,033,321	$4,424,609

Dividends to preferred stockholders	(870,726)	(635,923)

Net income attributable to common stockholders	$3,162,595	$3,788,686
Earnings per share:
Net income attributable to common stockholders (basic and diluted)	$3,162,595	$3,788,686
Weighted average number of shares of common stock outstanding	14,721,492	11,150,788
Basic and diluted income per share	$0.21	$0.34
Dividends declared per share of common stock	$0.38	$0.36

FIVE OAKS INVESTMENT CORP. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	June 30, 2015	December 31, 2014
	(unaudited)
ASSETS
Available-for-sale securities, at fair value (includes pledged securities of $491,584,595 and $366,103,204 for June 30, 2015 and December 31, 2014, respectively)	$491,584,595	$368,315,738
Mortgage loans held-for-sale, at fair value	48,978,699	54,678,382
Multi-family loans held in securitization trusts, at fair value	1,620,066,565	1,750,294,430
Residential loans held in securitization trusts, at fair value	472,629,816	631,446,984
Mortgage service rights, at fair value	2,457,374	-
Linked transactions, net, at fair value	-	60,818,111
Cash and cash equivalents	30,060,855	32,274,285
Restricted cash	14,291,416	11,400,645
Deferred offering costs	900,150	945,661
Deferred securitization	89,643	-
Accrued interest receivable	9,126,537	10,962,663
Investment related receivable	1,443,832	979,509
Derivative assets, at fair value	-	21,550
FHLB stock	2,403,000	-
Other assets	325,307	71,599

Total assets	$2,694,357,789	$2,922,209,557

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
Repurchase agreements:
Available-for-sale securities	$498,378,000	$544,614,000
Mortgage loans held-for-sale	42,663,099	50,263,852
FHLB Advances	53,400,000	-
Multi-family securitized debt obligations	1,536,502,579	1,670,573,456
Residential securitized debt obligations	356,104,980	432,035,976
Accrued interest payable	6,934,955	8,238,924
Dividends payable	29,349	39,132
Fees and expenses payable to Manager	1,155,000	1,062,000
Other accounts payable and accrued expenses	1,144,418	295,029

Total liabilities	2,499,512,894	2,709,411,427

STOCKHOLDERS' EQUITY:
Preferred Stock: par value $0.01 per share; 50,000,000 shares authorized, 8.75% Series A Cumulative
Redeemable, $25 liquidation preference, 1,610,000 and 1,610,000 issued and outstanding at June 30, 2015 and December 31, 2014, respectively	37,156,972	37,156,972
Common Stock: par value $0.01 per share; 450,000,000 shares authorized, 14,724,750 and 14,718,750 shares issued and outstanding, at June 30, 2015 and December 31, 2014, respectively	146,953	146,953
Additional paid-in capital	189,152,358	189,332,874
Accumulated other comprehensive income (loss)	7,781,228	7,208,350
Cumulative distributions to stockholders	(45,197,589)	(32,406,541)
Accumulated earnings	5,804,973	11,359,522

Total stockholders' equity	194,844,895	212,798,130

Total liabilities and stockholders' equity	$2,694,357,789	$2,922,209,557

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CONTACT: David Oston, Chief Financial Officer, Five Oaks Investment Corp., (212) 257 5073